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                                               EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-44284 and No. 33-59359 of the Honeywell Savings and Stock Ownership Plan (formerly Investment Plus Plan of Honeywell Inc.) on Form S-8 of our report dated June 8, 1998, appearing in this Annual Report on Form 11-K of the Honeywell Savings and Stock Ownership Plan for the year ended December 31, 1997.




Minneapolis, Minnesota
June 23, 1998